EXHIBIT 10.1

EXECUTION VERSION

Published CUSIP Numbers:

Deal: 12508JAP5

Revolver: 12508JAQ3

REVOLVING CREDIT AGREEMENT

dated as of

May 24, 2021,

among

CDK GLOBAL, INC.,

The BORROWING SUBSIDIARIES from Time to Time Party Hereto,

The LENDERS Party Hereto

and

BANK OF AMERICA, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

MUFG BANK, LTD.

and

WELLS FARGO BANK, N.A.,

as Syndication Agents

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

MUFG BANK, LTD.

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

ii

iii

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 6.01	—	Existing Liens
Schedule 6.02	—	Existing Subsidiary Indebtedness
Schedule 6.03	—	Existing Sale and Leaseback Transactions
Schedule 6.05	—	Restrictive Agreements

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Borrowing Subsidiary Agreement
Exhibit B-2	—	Form of Borrowing Subsidiary Termination
Exhibit C	—	Form of Note
Exhibit D-1	—	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	—	Form of US Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3	—	Form of US Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4	—	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	—	Form of Borrowing Request
Exhibit F	—	Form of Interest Election Request

iv

THIS REVOLVING CREDIT AGREEMENT dated as of May 24, 2021, is by among CDK GLOBAL, INC., a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.

The Company has requested that the Lenders extend credit in the form of Commitments under which the Borrowers may obtain Loans in an aggregate principal amount at any time outstanding that will not result in the aggregate Revolving Exposures exceeding US$750,000,000, of which US$100,000,000 may be borrowed in Alternative Currencies. The proceeds of the Loans are to be used for general corporate purposes.

The Lenders are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. ABR Loans shall be denominated in US Dollars.

“ABR Loan” means a Loan that bears interest at a rate based on the definition of “Alternate Base Rate.”

“Accession Agreement” has the meaning assigned to such term in Section 2.07(a).

“Acquisition” means the acquisition, whether through a single transaction (or a series of related transactions consummated in any six (6) month period), of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.

“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of Bank of America through which Bank of America shall determine to perform any of its obligations in such capacity hereunder in accordance with Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

1

“Agent Parties” has the meaning assigned to such term in Section 10.01(d).

“Agreement” means this Revolving Credit Agreement, as amended from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning assigned to such term in Section 10.13(b).

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1% per annum, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) two (2) London Banking Days prior to such date for US Dollar deposits with a term of one (1) month commencing that day, plus 1% per annum; provided, that, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Those loans may be priced at, above, or below such announced prime rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Any change in the Alternate Base Rate due to a change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from and including the effective date of such change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the LIBOR Rate, as the case may be.

“Alternative Currency” means Euro and Sterling, together with each other currency (other than US Dollars) that is approved in accordance with Section 1.06; provided, that, for each Alternative Currency, such currency is an Eligible Currency.

“Alternative Currency Exposure” means, at any time, the US Dollar Equivalent of the aggregate principal amount of all Loans then outstanding and denominated in Alternative Currencies.

“Alternative Currency Sublimit” means an amount equal to the lesser of US$100,000,000 and the aggregate Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the aggregate Commitments.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or the Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable Creditor” has the meaning assigned to such term in Section 10.13(b).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments represented by such Lender’s Commitment at such time. If the aggregate Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption

2

“Daily Rate Spread”, “Term Rate Spread”, “ABR Spread” or “Commitment Fee Rate”, as applicable, based upon the Ratings of Moody’s, S&P and Fitch in effect on such day:

	Commitment Fee Rate	Daily Rate Spread	Term Rate Spread	ABR Spread
Category 1 ≥ Baa2/BBB/BBB	0.150%	1.250%	1.250%	0.250%
Category 2 Baa3/BBB-/BBB-	0.200%	1.375%	1.375%	0.375%
Category 3 Ba1/BB+/BB+	0.225%	1.500%	1.500%	0.500%
Category 4 Ba2/BB/BB	0.300%	1.750%	1.750%	0.750%
Category 5 ≤ Ba3/BB-/BB- or unrated	0.350%	2.250%	2.250%	1.250%

For purposes of the foregoing, (a) if the Ratings assigned by Moody’s, S&P and Fitch shall fall within different categories, then the applicable category shall be (i) the category in which two of the Ratings shall fall or (ii) if there is no such category, the category in which the intermediate Rating shall fall, (b)(i) if Moody’s or S&P shall not have a Rating in effect (other than by reason of the circumstances referred to in the last sentence of this definition), such Rating Agency shall be deemed to have a Rating in Category 5 and (ii) if Fitch shall not have a Rating in effect (other than by reason of the circumstances referred to in the last sentence of this definition), the applicable category shall be the category in which the higher of the Ratings of Moody’s and S&P shall fall unless such Ratings differ by more than one category, in which case the applicable category shall be that immediately below the category in which the higher of such Ratings falls, and (c) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first publicly announced by the Rating Agency making such change. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of a Rating from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

“Arrangers” means, collectively, BofA Securities, Inc., JPMorgan Chase Bank, N.A., U.S. Bank National Association, MUFG Bank, Ltd. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereby.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease

3

included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the aggregate Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A.

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or a custodian appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided, that, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof. If, however, such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person, such ownership interest will constitute a Bankruptcy Event. Nothing in this definition or elsewhere in this Agreement shall require any Person to disclose any information that it would be prohibited from disclosing under applicable law or regulation.

“Benchmark” means, initially, LIBOR; provided, that, if a replacement of such Benchmark has occurred pursuant to Section 2.21, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

4

“Benchmark Replacement” means: (a) for purposes of Section 2.21(a)(i), the first alternative set forth below that can be determined by the Administrative Agent: (i) the sum of: (A) Term SOFR, plus (B)(1) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (2) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, (3) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and (4) 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; or (ii) the sum of: (A) Daily Simple SOFR, plus (B) 0.11448% (11.448 basis points); provided, that, if initially LIBOR is replaced with the rate contained in clause (a)(ii) above and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a)(i) above; and (b) for purposes of Section 2.21(a)(ii), the sum of (i) the alternate benchmark rate, plus (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for US Dollar-denominated syndicated credit facilities at such time; provided, that, if any Benchmark Replacement would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of such then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors with respect to such then-current Benchmark are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease; provided, that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide any representative tenors of such then-current Benchmark after such specific date.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

5

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means the Board of Directors of the Company.

“Borrower” means the Company or any Borrowing Subsidiary, and “Borrowers” means, collectively, the Company and the Borrowing Subsidiaries.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrowing” means Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Term Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency that has a US Dollar Equivalent of US$5,000,000 or more.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, completed and signed by a Financial Officer of such Borrower, in the form of Exhibit E or any other form approved by the Administrative Agent and such Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Borrowing Subsidiary” means, at any time, any Subsidiary that has been designated by the Company as a Borrowing Subsidiary pursuant to Section 2.19, other than any Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.19.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (a) if such day relates to a Term Rate Loan denominated in US Dollars, any fundings, disbursements, settlements and payments in US Dollars in respect of any such Term Rate Loan, or any other dealings in US Dollars to be carried out pursuant to this Agreement in respect of any such Term Rate Loan, means any such day that is also a day

6

on which dealings in US Dollar deposits are conducted by and between banks in the London interbank eurodollar market; (b) if such day relates to any interest rate settings as to a Term Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Term Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Term Rate Loan, means a Business Day that is also a TARGET Day; (c) if such day relates to any interest rate settings as to a Daily Rate Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of a Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company, or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors by Persons who were not (i) directors of the Company on the Closing Date or (ii) nominated or appointed, or approved prior to their election by the Board of Directors.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, no act, event or circumstance referred to in clause (a), (b) or (c) of this definition shall be deemed to have occurred prior to the Closing Date as a result of the applicable law, rule, regulation, interpretation, application, request, guideline or directive having been adopted, made or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or Basel III as promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities.

“Charges” has the meaning assigned to such term in Section 10.14.

“Closing Date” means May 24, 2021.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased from time to time pursuant to Section 2.07 or (c) increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment

7

and Assumption or such other documentation pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Commitments on the Closing Date is US$750,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.07(a).

“Communication” has the meaning assigned to such term in Section 10.17.

“Company” means CDK Global, Inc., a Delaware corporation.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definition of “Alternate Base Rate”, the definition of “SONIA”, the definition of “EURIBOR”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however determined) or that are franchise Taxes or branch profit Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.07(d).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a)           without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i)          consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations and Securitization Transactions),

(ii)         consolidated income tax expense for such period,

(iii)        all amounts attributable to depreciation for such period and amortization of intangible assets for such period,

(iv)        any other non-recurring noncash charges for such period (including noncash compensation expense, but excluding any additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of inventory or accounts receivable or that is in respect of any item that was included in Consolidated Net Income in a prior period),

(v)          any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement,

8

(vi)         any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,

(vii)        the cumulative effect for such period of a change in accounting principles,

(viii)       (A) any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to the carrying out of any issuance of Equity Interests, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof), including (x) such fees, expenses or charges related to this Agreement, and (y) any amendment or other modification of the Obligations or other Indebtedness, in an aggregate amount for any period of four consecutive fiscal quarters not to exceed US$5,000,000 and (B) any “losses on the extinguishment of debt” in connection with any repayment of Indebtedness permitted by this Agreement (including, for the avoidance of doubt, any make-whole premium, any call premium and any deferred issuance costs), in an aggregate amount for any period of four consecutive fiscal quarters not to exceed US$25,000,000,

(ix)        (A) restructuring charges, severance, relocation costs, integration and facilities opening costs, and other business optimization expenses, signing costs, retention or completion bonuses, transition costs and costs related to closure/consolidation of facilities, in an aggregate amount for any period of four consecutive fiscal quarters not to exceed US$20,000,000 and (B) without duplication of any amounts added back pursuant to clause (a)(ix)(A), any “business process modernization expenses” for such period attributable to the “Business Process Modernization Program” (as each such term is used in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2019) for such period; provided, that, (A) such expenses shall have been determined in a manner consistent with the Company’s practices prior to May 4, 2020 and reflected as such in the Company’s annual or quarterly reports filed with the SEC, and (B) from and after May 4, 2020, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(ix) (and, for the avoidance of doubt, pursuant to clause (a)(ix) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement) plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(x) below (and, for the avoidance of doubt, pursuant to clause (a)(x) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement) plus the aggregate amount of cash payments which the Company chooses not to subtract in computing Consolidated EBITDA pursuant to the proviso at the end of this clause (a) (and, for the avoidance of doubt, pursuant to the proviso at the end of clause (a) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement), shall not exceed US$100,000,000 in any period of four consecutive fiscal quarters,

(x)          legal and regulatory expenses including “ongoing expenses” (including, without limitation, settlement expenses and charges), in each case, for such period related to the matters identified under the heading “Competition Matters” in Note 11 of the Company’s financial statements included with the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018; provided, that, (A) such expenses shall have been determined in a manner consistent with the Company’s practices prior to May 4, 2020 and reflected as such in the Company’s annual or quarterly reports filed with the SEC, and (B) from and after May 4, 2020, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(x) (and, for the avoidance of doubt, pursuant to clause (a)(x) in the definition of “Consolidated EBITDA” in the Existing Credit

9

Agreement) plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(ix) (and, for the avoidance of doubt, pursuant to clause (a)(ix) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement) above plus the aggregate amount of cash payments which the Company chooses not to subtract in computing Consolidated EBITDA pursuant to the proviso at the end of this clause (a) (and, for the avoidance of doubt, pursuant to the proviso at the end of clause (a) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement), shall not exceed US$100,000,000 in any period of four consecutive fiscal quarters,

(xi)         one-time, non-recurring integration, restructuring and litigation costs and expenses in connection with Acquisitions (presented as “transaction and integration-related costs” in the Company’s financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be), in an aggregate amount during the term of this Agreement not to exceed US$75,000,000 (it being understood that such costs and expenses shall have been determined in a manner consistent with the Company’s practices prior to the Closing Date and reflected as such in the Company’s annual or quarterly reports filed with the SEC), and

(xii)        all non-cash losses for such period from investments recorded using the equity method (including, for the avoidance of doubt, any non-cash losses associated with the “mark to market” of any equity investment or seller note received by the Company or any Subsidiary as consideration for any sale, transfer or other disposition, or any exclusive license, of assets by the Company or any of its Subsidiaries);

provided, that, any cash payment made with respect to any noncash item added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; provided, further, that, in the case of any cash payments made with respect to legal expenses for the fiscal quarter ended June 30, 2019 that were added back to Consolidated EBITDA in a prior period as a noncash item pursuant to clause (a)(iv) above (or, for the avoidance of doubt, pursuant to clause (a)(iv) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement) (and without duplication of any add-backs set forth in clause (a) above), the Company may, instead of subtracting such cash payments in computing Consolidated EBITDA for the period in which such cash payment is made, choose to not subtract such cash payments, so long as the aggregate amount of such cash payments which the Company chooses not to subtract in computing Consolidated EBITDA (including, for the avoidance of doubt, any such cash payments that the Company chose not to subtract pursuant to the proviso at the end of clause (a) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement) plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(ix) above (and, for the avoidance of doubt, pursuant to clause (a)(ix) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement) plus the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(x) above (and, for the avoidance of doubt, pursuant to clause (a)(x) in the definition of “Consolidated EBITDA” in the Existing Credit Agreement), shall not exceed US$100,000,000 in any period of four consecutive fiscal quarters; and minus

(b)           without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i)          any non-recurring noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a

10

prior period for anticipated cash charges, but only to the extent such accrual reduced Consolidated EBITDA for such prior period),

(ii)         any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,

(iii)        any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,

(iv)         the cumulative effect for such period of a change in accounting principles, and

(v)          all non-cash gains for such period from investments recorded using the equity method (including, for the avoidance of doubt, any non-cash gains associated with the “mark to market” of any equity investment or seller note received by the Company or any Subsidiary as consideration for any sale, transfer or other disposition, or any exclusive license, of assets by the Company or any of its Subsidiaries);

provided, further, that, Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition, or any exclusive license, of assets by the Company or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions and licenses in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with generally accepted financial practice as if such Material Acquisition or such Material Disposition had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Securitization Transactions) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated Interest Expense for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with generally accepted financial practice as if such Material Acquisition or such Material Disposition had occurred on the first day of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clause (b) below, any other consolidated Subsidiary during such period and (b) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Subsidiary.

11

“Consolidated Net Tangible Assets” means, at any date, (a) total assets of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of the Company and the Subsidiaries and (ii) goodwill and other intangible assets of the Company and the Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Company referred to in Section 3.04(a)). For purposes of this definition, the amount of assets and liabilities of any Subsidiary that is not wholly owned by the Company shall be included or deducted, as the case may be, only to the extent of the proportional equity interest directly or indirectly owned by the Company in such Subsidiary; provided, that, in the case of any such liabilities, to the extent such liabilities are recourse to the Company or any other Subsidiary, the full amount of such liabilities that are so recourse shall be deducted for purposes of this definition.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following, (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 10.21.

“Daily Rate” means, for any day: (a) with respect to any Loan denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof, plus the SONIA Adjustment; and (b) with respect to any Loan denominated in any other Alternative Currency (other than Sterling or Euros, and only to the extent such Loan denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.06; provided, that, if any Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in a Daily Rate shall be effective from and including the date of such change without further notice.

“Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Daily Rate.” All Daily Rate Loans must be denominated in an Alternative Currency.

“Daily Simple SOFR” means, with respect to any applicable determination date, the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Declining Lender” has the meaning assigned to such term in Section 2.07(d).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

12

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bankruptcy Event or (ii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of: (a) a determination by the Administrative Agent, or a notification by the Company to the Administrative Agent that the Company has made a determination, that US Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 2.21, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR and (b) the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

13

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effectiveness Anniversary” has the meaning assigned to such term in Section 2.07(d).

“Electronic Copy” has the meaning assigned to such term in Section 10.17.

“Electronic Record” has the meaning assigned to such term in Section 10.17.

“Electronic Signature” has the meaning assigned to such term in Section 10.17.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund and (d) any other Person approved by the Administrative Agent and the Company (such approval not to be unreasonably withheld); provided, that, (i) the Company’s approval shall not be required during the existence and continuation of an Event of Default and (ii) neither any individual (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit, of any individual), nor the Company or any Affiliate of the Company, shall qualify as an Eligible Assignee.

“Eligible Currency” means any lawful currency other than US Dollars that is readily available, freely transferable and convertible into US Dollars in the international interbank market available to the Lenders in such market and as to which a US Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders, (a) such currency no longer being readily available, freely transferable and convertible into US Dollars, (b) a US Dollar Equivalent no longer being readily calculable with respect to such currency, (c) it being impractical for Lenders to provide such currency, or (d) such currency no longer being a currency in which the Required Lenders are willing to make such Loans (the event in each of clause (a), (b), (c), and (d) being a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist with respect to such currency. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Company shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the US Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into

14

the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA; or (h) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Term Rate”.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

15

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. Federal withholding Tax that is imposed on payments by any Borrower to such Lender pursuant to a law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office) (other than pursuant to an assignment request by the Company under Section 2.18(b)), (c) any withholding Taxes imposed by the United States pursuant to FATCA, and (d) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.16(f), except, in the case of clause (b) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16 or (ii) such withholding Tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

“Existing Credit Agreement” means that certain revolving credit agreement dated as of August 17, 2018, among the Company, certain Subsidiaries from time to time party thereto, as borrowing subsidiaries, the lenders from time to time party thereto and Bank of America, as administrative agent.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.07(d).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCA” has the meaning specified in Section 2.21.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or equivalent of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of a Borrower so designated by any of the foregoing officers of such Borrower in a notice to the Administrative Agent or any other officer or employee of such Borrower designated in or pursuant to an agreement between such Borrower and the Administrative Agent.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

16

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and subject to Section 1.04.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including, without limitation, the Bank for International Settlements and the Basel Committee on Banking Supervision or any successor or similar authority to either of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that, the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IBA” has the meaning specified in Section 2.21.

“Increase Effective Date” has the meaning assigned to such term in Section 2.07(b).

“Increasing Lender” has the meaning assigned to such term in Section 2.07(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (limited to the value of the property securing such Indebtedness if such Indebtedness has not been assumed), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Securitization Attributable Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any other

17

entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Initial Loans” has the meaning assigned to such term in Section 2.07(b).

“Interest Election Request” means a request by a Borrower, appropriately completed and signed by a Financial Officer of such Borrower, to convert or continue a Borrowing in accordance with Section 2.05, in the form of Exhibit F or any other form approved by the Administrative Agent and such Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Daily Rate Loan, the first Business Day of each calendar month and the Maturity Date, and (c) with respect to any Term Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date and, in addition, in the case of a Borrowing of Term Rate Loans with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, or, in the case of Term Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, the next preceding Business Day.

“Interest Period” means, with respect to any Borrowing of Term Rate Loans, (a) the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, if agreed by all the Lenders, 12 months) thereafter (in each case, subject to availability), as the applicable Borrower may elect, or (b) for purposes of the penultimate sentence of Section 2.05(c) only, a Non-Standard Interest Period; provided, that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning assigned to such term in Section 10.13(b).

18

“Lender” means each of the Persons listed as a “Lender” on the signature pages to this Agreement, each other Person that becomes a “Lender” in accordance with this Agreement (including any Person that becomes a party hereto pursuant to an Assignment and Assumption or such other documentation) and their respective successors and assigns. The term “Lender” shall exclude any Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Leverage Increase Period” has the meaning set forth in Section 6.06.

“Leverage Ratio” means, at any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date.

“LIBOR” has the meaning specified in the definition of “Term Rate”.

“LIBOR Rate” has the meaning specified in the definition of “Term Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means a loan made to a Borrower pursuant to Section 2.01.

“Loan Documents” means this Agreement, each Accession Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each document or other agreement entered into in connection with the Transactions and designated by its terms as a “Loan Document” and, except for purposes of Section 10.02(b), each promissory note delivered pursuant to this Agreement.

“Local Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“London Banking Day” means any day on which dealings in US Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means any Acquisition; provided, that, the aggregate consideration for such Acquisition (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds US$250,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform any of their obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

“Material Disposition” means any individual sale, transfer or other disposition of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company

19

or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) the Company or any Subsidiary; provided, that, the aggregate consideration for such individual sale, transfer or other disposition (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds US$250,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Company and the Subsidiaries in an aggregate principal amount exceeding US$75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means (a) each Borrowing Subsidiary, (b) any Subsidiary that directly or indirectly owns any Equity Interest in or Controls any Material Subsidiary and (c) any other Subsidiary (i) the consolidated revenues of which for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01 (or, prior to the first delivery of such financial statements, the most recent consolidated financial statements of the Company referred to in Section 3.04(a)) were greater than 10.0% of the Company’s total consolidated revenues for such period or (ii) the consolidated assets of which as of the end of such period were greater than 10.0% of the Company’s total consolidated assets as of such date; provided, that, if at any time the aggregate consolidated revenues or consolidated assets of all Subsidiaries that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10.0% of the Company’s consolidated revenues for such period or 10.0% of the Company’s consolidated assets as of the end of such period, the Company shall (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent may) designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements.

“Maturity Date” means May 24, 2026 (or any later date to which the Maturity Date may be extended pursuant to Section 2.07(d)); provided, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 10.14.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 10.02, and that has been consented to by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

20

“Non-Standard Interest Period” means, with respect to any Term Rate Borrowing, a period (other than a seven day Interest Period, and subject to availability) commencing on the date of such Borrowing and ending less than one month thereafter, as the applicable Borrower may elect.

“Notice of Objection” has the meaning specified in Section 2.19.

“Obligations” means the due and punctual payment of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Loan Documents.

“Other Connection Taxes” means, with respect to any recipient of any payment made on account of an Obligation, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Rate Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election, and (b) Section 2.21(a)(ii) and clause (b) of the definition of “Benchmark Replacement”.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Participant” has the meaning assigned to such term in Section 10.04(g).

“Participant Register” has the meaning assigned to such term in Section 10.04(g).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

21

“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)          judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any of the Borrowers or any of their Subsidiaries;

provided, that, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien in favor of the PBGC.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” means one or more transactions pursuant to which (a) Receivables Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (b) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets (including conduit and warehouse financings) and any Hedging Agreements entered into in connection with such Receivables Assets; provided, that, recourse to the Company or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Company in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Company or any Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is sponsored, maintained or contributed to by the Company or any ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 5.01.

22

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 10.21.

“Qualified Acquisition” means any Acquisition for which (a) the aggregate consideration therefor (excluding any consideration in the form of common Equity Interests of the Company) is in excess of $250,000,000 and (b) a Financial Officer of the Company shall have delivered to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent) a certificate (i) certifying that such Acquisition meets the criteria set forth in clause (a) of this definition and (ii) notifying the Administrative Agent that the Company has elected to designate such Acquisition as a “Qualified Acquisition”. For purposes of this definition, the “aggregate consideration” with respect to any Acquisition shall be deemed to include the amount of Indebtedness of the target of such Acquisition that is repaid in connection with the consummation of such Acquisition (other than any such repayment to the extent funded with Equity Interests (or the proceeds thereof)).

“Rating Agencies” means Moody’s, S&P and Fitch.

“Ratings” means the public ratings from time to time established by the Rating Agencies for the Index Debt, and “Rating” means any one of them.

“Receivables Assets” means, with respect to any Person, accounts receivable, indebtedness and other obligations owed to or owned by such Person (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a Securitization Transaction or, solely for purposes of Section 6.01(g) and Section 6.02(l), a transaction contemplated by such sections.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided, that, (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been an obligor in respect of such Original Indebtedness; and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning assigned to such term in Section 10.04(e).

“Related Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

23

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Rate” means (a) with respect to Loans denominated in Sterling, SONIA, and (b) with respect to Loans denominated in Euros, EURIBOR.

“Required Lenders” means, at any time, one or more Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures of all Lenders and the total unused Commitments of all Lenders at such time. The Revolving Exposure and unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Rescindable Amount” has the meaning set forth in Section 2.17(c).

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Exposure” means, with respect to any Lender at any time, the US Dollar Equivalent of such Lender’s outstanding Loans at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial Inc., and any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction Laws” means laws and executive orders of the United States, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant and applicable sanctions authority imposing economic or financial sanctions or trade embargoes, and regulations implementing such laws and executive orders.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanction Laws.

“Sanctioned Person” means, at any time, (a) any Person that is included on any list of designated Persons maintained by the Office of Foreign Assets, Her Majesty’s Treasury of the United Kingdom, or on any comparable list maintained under applicable Sanction Laws, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person that is currently the subject of Sanction Laws, or (d) any Person owned or controlled by any such Person or the Persons described in the foregoing clause (a), (b) or (c).

24

“SEC” means the United States Securities and Exchange Commission.

“Securitization Attributable Indebtedness” means, as of any date of determination, the amount of obligations outstanding under the legal documents entered into as part of any Securitization Transaction on such date that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions pursuant to which such Person (or any subsidiary of such Person) may, directly or indirectly, sell, convey or otherwise transfer, or grant a security interest in, any Receivables Assets of such Person (or any subsidiary of such Person), to a special purpose subsidiary of such Person or an Affiliate of such Person.

“Senior Notes Indentures” means (a) the Indenture, dated as of October 14, 2014, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.50% senior notes due 2024, (b) the Indenture, dated as of May 15, 2017, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 4.875% senior notes due 2027, and (c) the Indenture, dated as of May 15, 2019, between the Company, as issuer, and U.S. Bank National Association, as trustee, relating to the Company’s 5.25% senior notes due 2029; and “Senior Notes Indenture” means any one of them.

“SOFR” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (a) an Early Opt-in Election, and (b) Section 2.21(a)(i) and clause (a) of the definition of “Benchmark Replacement”.

“SONIA” with respect to any applicable determination date means the Sterling Overnight Index Average Reference Rate as published on fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, SONIA means such rate that applied on the Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Special Notice Currency” means, at any time, an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Special Purpose Securitization Subsidiary” means a direct or indirect wholly-owned Subsidiary of the Company established in connection with a Permitted Securitization Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner (as determined by the Company in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Company or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Company or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code of the United States (or other insolvency law).

“Sterling” or “£;” means the lawful currency of the United Kingdom.

25

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.07(b).

“subsidiary” means, with respect to any Person, any corporation or other entity with respect to which such Person alone owns, subsidiaries of such Person own, or such Person and one or more of its subsidiaries together own, directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the board of directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

“Subsidiary” means any subsidiary of the Company.

“Successor Rate” has the meaning assigned to such term in Section 2.22.

“Supported QFC” has the meaning assigned to such term in Section 10.21.

“Syndication Agents” means, collectively, JPMorgan Chase Bank, N.A., U.S. Bank National Association, MUFG Bank, Ltd. and Wells Fargo Bank, N.A., in their capacities as syndication agents with respect to the credit facilities established hereunder.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Rate” means: (a) for any Interest Period, with respect to any Loan denominated in US Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for US Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in US Dollars, with a term equivalent to such Interest Period; (b) for any Interest Period, with respect to any Loan denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period; and (c) for any Interest Period, with respect to any Loan denominated in any other Alternative Currency (other than Euros or Sterling, and only to the extent such Loan denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.06; provided, that, if any Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Term Rate.”

26

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, computed on a consolidated basis, but excluding contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness. For purposes of this definition, the amount of any Indebtedness shall be determined in accordance with GAAP but without giving effect to any election permitted under GAAP to value such Indebtedness at “fair value” or to any other accounting principle that would result in the amount of such Indebtedness (other than zero coupon Indebtedness) being below the stated principal amount thereof.

“Transactions” means (a) the execution, delivery and performance by the Borrowers of the Loan Documents, (b) the borrowings of Loans hereunder and the use of the proceeds thereof and (c) the payment of fees and expenses incurred in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to a Daily Rate, a Term Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” means the United States of America.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States.

“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.21.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

27

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be referred to by Type (e.g., a “Term Rate Loan”). Borrowings also may be referred to by Type (e.g., a “Term Rate Borrowing”).

Section 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, rules or regulations), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each of, all, and/or, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

Section 1.04.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP, as in effect from time to time. The Company will provide a written summary of material changes in GAAP applicable to the Company and in the consistent application thereof with each certificate delivered in

28

accordance with Section 5.01(c) (which requirement for a written summary of material changes may be satisfied by including such summary in the Company’s public filings available on the SEC’s website at ). If the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision, or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (a) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith, and (b) the Company shall provide to the Administrative Agent and the Lenders summary financial statements required under this Agreement or as requested hereunder setting forth an unaudited reconciliation between GAAP as in effect and applied immediately before such change and GAAP after giving effect to such change. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (ii) leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Company for the fiscal year ended June 30, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above, and (iii) all financial statements required to be delivered pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP, as in effect from time to time.

Section 1.05.     Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency on or about (x) with respect to any Borrowing denominated in an Alternative Currency that is a Term Rate Loan, the date of the commencement of the initial Interest Period and each subsequent Interest Period therefor (and, in the case of any Interest Period longer than three months, as of each Interest Payment Date applicable to such Borrowing) and (y) with respect to any Borrowing denominated in an Alternative Currency that is a Daily Rate Loan, the first (1st) Business Day of each calendar month, in each case using the applicable Exchange Rate in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section. For purposes of Article VI and the definitions employed therein, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s most recent annual or quarterly financial statements.

Section 1.06.     Additional Alternative Currencies.

(a)       The Company may from time to time request that Loans be made in a currency other than Euro or Sterling; provided, that, such requested currency is an Eligible Currency. In the case of any such request, such request shall be subject to the approval of the Administrative Agent and each Lender.

(b)       Any such request shall be made to the Administrative Agent not later than 11:00 a.m., New York City time, twenty (20) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent shall promptly notify each Lender of any such request. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., New York City time, ten (10)

29

Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans in such requested currency.

(c)       Any failure by a Lender to respond to such request within the time period specified in Section 1.06(b) shall be deemed to be a refusal by such Lender to permit Loans to be made in such requested currency. If the Administrative Agent and all of the Lenders consent to making Loans in such requested currency and the Administrative Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and, to the extent necessary, the Administrative Agent and the Lenders may amend (in consultation with the Company) the definition of “Daily Rate”, the definition of “Term Rate”, the definition of “Relevant Rate”, or any other provisions of this Agreement relating to the timing and frequency of determining the rate applicable to such currency or any other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such additional currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice, in each case to the extent necessary to add the applicable screen rate for such currency. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

Section 1.07.     Change of Currency.

(a)       Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)       Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify (in consultation with the Company) to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)       Each provision of this Agreement relating to the funding or maintenance of, or the performance by any Lender of any obligations with respect to, any Loan denominated in an Alternative Currency also shall be subject, in each case, to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.08.     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Daily Rate”, the definition of “Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement or comparable or successor rate thereto to any of such rate (including, without limitation, any Benchmark Replacement or any Successor

30

Rate) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes or any Conforming Changes, as applicable.

ARTICLE II

The Credits

Section 2.01.     Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrowers, from time to time on any Business Day during the Availability Period, Loans denominated in US Dollars or in Alternative Currencies in amounts that will not at any time result in (a) such Lender’s Revolving Exposure exceeding its Commitment, (b) the sum of the total Revolving Exposures exceeding the aggregate Commitments or (c) the Alternative Currency Exposure exceeding the Alternative Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

Section 2.02.     Loans and Borrowings.

(a)       Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and currency made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)       Subject to Section 2.13, (i) each Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Loans bearing interest at the applicable Term Rate, as the applicable Borrower may request in accordance herewith, and (ii) each Borrowing denominated in an Alternative Currency shall be comprised entirely of Loans bearing interest at the applicable Term Rate or Loans bearing interest at the applicable Daily Rate, as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that, any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)       At the commencement of each Interest Period for any Term Rate Borrowing, and at the time that each ABR Borrowing and each Daily Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that, (i) a Term Rate Borrowing that results from a continuation of an outstanding Term Rate Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing, (ii) an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments and (iii) a Daily Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Alternative Currency Sublimit. Borrowings of more than one Type may be outstanding at the same time; provided, that, there shall not be more than a total of fifteen (15) Daily Rate Borrowings and Term Rate Borrowings in the aggregate at any time outstanding.

(d)       Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Term Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.     Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Rate Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before

31

the date of the proposed Borrowing (or, in the case of any Term Rate Borrowing denominated in US Dollars to be made on the Closing Date, such shorter period of time as may be agreed to by the Administrative Agent), (b) in the case of a Daily Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days (or four (4) Business Days in the case of a Special Notice Currency) before the date of the proposed Borrowing, (c) in the case of a Term Rate Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., New York City time, four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) before the date of the proposed Borrowing, or (d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided, that, if such Borrower wishes to request Term Rate Loans having an Interest Period other than 1, 3 or 6 months in duration as provided in the definition of “Interest Period” (other than in the case of the Non-Standard Interest Period), the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, (w) four (4) Business Days prior to the requested date of such Term Rate Borrowing denominated in US Dollars, or (x) five (5) Business Days (or six (6) Business Days in the case of a Special Notice Currency) prior to the requested date of such Term Rate Borrowing denominated in an Alternative Currency, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and, not later than 11:00 a.m., New York City time, (y) three (3) Business Days before the requested date of such Term Rate Borrowing denominated in US Dollars, or (z) four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of such Term Rate Borrowing denominated in an Alternative Currency, the Administrative Agent shall notify such Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each such telephonic request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request signed by the applicable Borrower. Each such telephonic request and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)       the applicable Borrower requesting such Borrowing;

(ii)      the aggregate amount of the requested Borrowing and the currency of such Borrowing (which shall be US Dollars or an Alternative Currency);

(iii)     the date of such Borrowing, which shall be a Business Day;

(iv)     in the case of a requested Borrowing denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing or a Term Rate Borrowing;

(v)      in the case of a requested Borrowing denominated in an Alternative Currency, whether such Borrowing is to be a Daily Rate Borrowing or a Term Rate Borrowing;

(vi)     in the case of a Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)    the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no currency is specified with respect to (x) any requested Term Rate Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars or (y) any requested Daily Rate Borrowing, then the applicable Borrower shall be deemed to have selected Sterling. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, (B) in the case of a Borrowing denominated in an Alternative Currency (other

32

than Sterling), a Term Rate Borrowing and (C) in the case of a Borrowing denominated in Sterling, a Daily Rate Loan. If no Interest Period is specified with respect to any requested Term Rate Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.     Funding of Borrowings.

(a)       Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency (a) in the case of any Loan denominated in US Dollars, by 1:00 p.m., New York City time and (b) in the case of any Loan denominated in an Alternative Currency, by the Local Time specified by the Administrative Agent, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to such account as shall be designated in the applicable Borrowing Request.

(b)       Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate, in the case of Loans denominated in US Dollars, and the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, in the case of Loans denominated in an Alternative Currency, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to such Loans. A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

Section 2.05.     Interest Elections.

(a)       Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type (provided, that, (x) a Borrowing denominated in an Alternative Currency may not be converted into an ABR Borrowing and (y) a Borrowing denominated in Sterling may not be converted into a Term Rate Borrowing) or to continue such Borrowing and, in the case of a Term Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

33

(b)       To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic notice shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of an Interest Election Request signed by the applicable Borrower. Notwithstanding any other provision of this Section, no Borrower shall be permitted to (i) change the currency of any Borrowing or (ii) elect an Interest Period for Term Rate Loans that does not comply with Section 2.02(d).

(c)       Each telephonic notice referred to in the preceding paragraph (b) and each written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:

(i)       the Borrowing to which such notice and Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)      the effective date of the election made pursuant to such notice and Interest Election Request, which shall be a Business Day;

(iii)     whether the resulting Borrowing is to be an ABR Borrowing or a Term Rate Borrowing; and

(iv)     if the resulting Borrowing is to be a Term Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such notice and Interest Election Request requests a Term Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any other provision of this Agreement, a Borrower may elect a Non-Standard Interest Period on only a single occasion, and only for the purpose of causing the subsequent Interest Periods under this Agreement to end on the same dates as each “Interest Period” under and as defined in the Existing Credit Agreement. Each Lender waives any “breakage” costs that it would otherwise be entitled to pursuant to Section 2.15 of the Existing Credit Agreement in connection with the repayment of the Existing Credit Agreement on the Closing Date.

(d)       Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in an Alternative Currency, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the

34

request of the Required Lenders, so notifies the Company (provided, that, no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to any Borrower), then, so long as an Event of Default is continuing (A) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Term Rate Borrowing and (B) unless repaid, (1) each Term Rate Borrowing denominated in US Dollars shall, at the end of the Interest Period applicable thereto, be converted to an ABR Borrowing and (2) each Term Rate Borrowing denominated in an Alternative Currency shall, at the end of the Interest Period applicable thereto, be continued as a Term Rate Borrowing with an Interest Period of one month. Notwithstanding anything to the contrary set forth herein, no Loan may be converted into, or continued as, a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

(f)       To the extent that any calculation of interest required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

Section 2.06.     Termination or Reduction of Commitments.

(a)       Unless previously terminated, the aggregate Commitments shall terminate on the Maturity Date.

(b)       The Company may at any time terminate, or from time to time reduce, the aggregate Commitments; provided, that, (i) each reduction of the aggregate Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Company shall not terminate or reduce the aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate Revolving Exposures would exceed the aggregate Commitments.

(c)       The Company shall notify the Administrative Agent of any election to terminate or reduce the aggregate Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period of time acceptable to the Administrative Agent in its sole discretion), specifying such election and the effective date thereof. Promptly following receipt of such a notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided, that, a notice of termination or reduction of the aggregate Commitments delivered by the Company may state that such notice is conditioned upon the occurrence of subsequent events (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the aggregate Commitments shall be permanent. Each reduction of the aggregate Commitments shall be made ratably among the Lenders in accordance with their respective Commitment.

Section 2.07.     Increase of Commitments; Extension of Maturity Date.

(a)       The Company may on one or more occasions, by written notice to the Administrative Agent, executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause new Commitments to be extended by the Increasing Lenders or cause the existing Commitments of the Increasing Lenders to be increased, as the case may be (any such extension or increase, a “Commitment Increase”), in an amount for each Increasing Lender set forth in such notice; provided, that, (i) the aggregate amount of all Commitment Increases effected

35

pursuant to this paragraph shall not exceed US$250,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Company (in each case, which approval shall not be unreasonably withheld or delayed) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). New Commitments and increases in existing Commitments shall, subject to the terms and conditions of this Section, become effective on the date specified in the applicable notice delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder, and subject to all obligations of a Lender hereunder. No existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion. For the avoidance of doubt, upon the effectiveness of any Commitment Increase, the Applicable Percentages of all the Lenders shall automatically be adjusted to give effect thereto.

(b)       On the effective date of any Commitment Increase pursuant to this Section (the “Increase Effective Date”), (i) the aggregate principal amount of the Loans outstanding (the “Initial Loans”) immediately prior to giving effect to such Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (ii) after the effectiveness of the Commitment Increase, the applicable Borrower shall be deemed to have requested new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans, in the same currency as the Initial Loans, and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (but without regard for the requirement that such Borrowings comply with the Borrowing Minimum and Borrowing Multiple), (iii) each Lender shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the difference, if positive, between (A) such Lender’s Applicable Percentage of the aggregate Commitments (calculated after giving effect to the Commitment Increase) of each Subsequent Borrowing and (B) such Lender’s Applicable Percentage of the aggregate Commitments (calculated without giving effect to the Commitment Increase) of each Borrowing comprised of Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds (in the applicable currencies) that is equal to the difference, if positive, between (A) such Lender’s Applicable Percentage of the aggregate Commitments (calculated without giving effect to the Commitment Increase) of each Borrowing comprised of Initial Loans and (B) such Lender’s Applicable Percentage of the aggregate Commitments (calculated after giving effect to the Commitment Increase) of the amount of each Subsequent Borrowing, (v) each Increasing Lender and each other Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (vi) the Company shall pay to each Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Term Rate Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

(c)       Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the applicable Increase Effective Date, (i) the conditions set forth in Sections 4.02(a) (but without giving effect to the parenthetical therein) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall

36

have received a certificate to that effect dated such date and executed by a Financial Officer of the Company, and (ii) the Administrative Agent shall have received an opinion of counsel for the Company (which may be internal counsel) as to the power and authority of each Borrower to borrow and perform its obligations hereunder after giving effect to such increase.

(d)       The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than thirty (30) days and not more than one hundred twenty (120) days prior to any anniversary of the Closing Date (each, an “Effectiveness Anniversary”), request that the Lenders extend the Maturity Date and the aggregate Commitments for an additional period of one year. The Company may deliver such a notice to the Administrative Agent no more than twice during the Availability Period. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the twentieth (20th) day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Administrative Agent and the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date extension shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect as to such Lender prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the applicable Existing Maturity Date, and on such Existing Maturity Date the Company shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) the total Revolving Exposures shall not exceed the aggregate Commitments then in effect and (ii) the amount of the total Alternative Currency Exposures shall not exceed the Alternative Currency Sublimit then in effect. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with Section 2.18(b), at any time prior to any Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that is an Eligible Assignee that will agree to a request for the extension of the Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless (A) the conditions set forth in Sections 4.02(a) (but without giving effect to the parenthetical therein) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension) on and as of the Effectiveness Anniversary next following the Company’s delivery of the applicable request for extension of the Maturity Date and the Administrative Agent shall have received a certificate to that effect dated such Effectiveness Anniversary and executed by a Financial Officer of the Company, and (B) the Administrative Agent shall have received an opinion of counsel for the Company (which may be internal counsel) as to the power and authority of each Borrower to borrow and perform its obligations hereunder after giving effect to such extension.

37

Section 2.08.     Repayment of Loans; Evidence of Debt.

(a)       Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made by such Lender to such Borrower on the Maturity Date.

(b)       Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)       The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)       The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.

(e)       Any Lender may request that the Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.09.     [Reserved].

Section 2.10.     Prepayment of Loans.

(a)       Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)       If the total Revolving Exposures shall at any time exceed the aggregate Commitments, then the Borrowers shall immediately prepay Loans in an amount equal to the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day). If, on any date, the total Revolving Exposures denominated in Alternative Currencies shall exceed an amount equal to 102% of the Alternative Currency Sublimit, then the Borrowers shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.

38

(c)       Prior to any optional prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)       The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or fax or any other form approved by the Administrative Agent and such Borrower, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) of any optional prepayment hereunder (i) in the case of a Term Rate Borrowing or a Daily Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or, in each case, such shorter period of time as is acceptable to the Administrative Agent in its sole discretion. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that, if a notice of optional prepayment is given in connection with a conditional notice of termination or reduction of the aggregate Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination or reduction is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

Section 2.11.     Fees.

(a)       The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate set forth under the caption “Commitment Fee Rate” in the definition of such term on the daily unused amount of the Commitment of such Lender during the period from and including the Closing Date to but excluding the Maturity Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing June 30, 2021 (or, if any such day shall not be a Business Day, on the first Business Day thereafter), on any date prior to the Maturity Date on which the aggregate Commitments shall have terminated, and on the Maturity Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)       The Company agrees to pay to the Administrative Agent, for the account of each Lender, on the Closing Date, an upfront fee in the amount separately agreed upon between the Company and the Arrangers.

(c)       The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)       All fees payable hereunder shall be paid in US Dollars on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees or the upfront fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

39

(e)       To the extent that any calculation of any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

Section 2.12.     Interest.

(a)       The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “ABR Spread” in the definition of such term.

(b)       The Loans comprising each Term Rate Borrowing shall bear interest at the Term Rate for the applicable currency for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “Term Rate Spread” in the definition of such term.

(c)       The Loans comprising each Daily Rate Borrowing shall bear interest at the Daily Rate for the applicable currency plus the Applicable Rate set forth under the caption “Daily Rate Spread” in the definition of such term.

(d)       Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder shall not be paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)       Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the aggregate Commitments; provided, that, (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(f)       All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) in the case of interest in respect of Term Rate Loans denominated in an Alternative Currency as to which market practice differs from the foregoing day count convention, interest with respect to such Term Rate Loans shall be computed in accordance with such market practice, (ii) interest in respect of Daily Rate Loans shall be computed on the basis of a year of 365 days and (iii) interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term Rate or Daily Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)       To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

40

Section 2.13.     Alternate Rate of Interest; Illegality.

(a)       If prior to the commencement of any Interest Period for a Term Rate Borrowing denominated in any currency or prior to any Daily Rate Borrowing:

(i)       the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term Rate for such Interest Period or the Daily Rate as of such date of determination; or

(ii)       the Administrative Agent is advised by the Required Lenders that the Term Rate for such Interest Period or the Daily Rate as of the applicable date of determination will not adequately and fairly reflect the cost to the Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or such Daily Rate Loans, as the case may be;

and, in each case, Section 2.21 or Section 2.22 does not apply, then the Administrative Agent shall give notice (which may be telephonic) thereof to the applicable Borrower and the Lenders as promptly as practicable and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Rate Borrowing in such currency shall be ineffective, and (1) if such Borrowing is denominated in US Dollars, at the Company’s election, such Borrowing shall either be (x) converted to an ABR Borrowing, on the last day of the Interest Period applicable thereto or (y) prepaid in full at the end of the applicable Interest Period or (2) if such Borrowing is denominated in any Alternative Currency, at the Company’s election, such Borrowing shall either (x) be converted into an ABR Borrowing denominated in US Dollars in the Dollar Equivalent of the amount of such outstanding Borrowing immediately, in the case of a Daily Rate Borrowing, or at the end of the applicable Interest Period, in the case of a Term Rate Borrowing or (y) prepaid in full immediately, in the case of a Daily Rate Borrowing, or at the end of the applicable Interest Period, in the case of a Term Rate Borrowing; provided, that, if no election is made by the Company, (I) in the case of a Daily Rate Borrowing by the date that is three (3) Business Days after receipt by the Company of such notice or (II) in the case of a Term Rate Borrowing, by the last day of the current Interest Period for the applicable Term Rate Borrowing, the Company shall be deemed to have elected clause (x) above, (B) if any Borrowing Request requests a Term Rate Borrowing or a Daily Rate Borrowing, (1) if such Borrowing is denominated in US Dollars, such Borrowing shall be made as an ABR Borrowing, or (2) if such Borrowing is denominated in any Alternative Currency, the applicable Borrower shall be deemed to have converted such request into a request for an ABR Borrowing denominated in US Dollars in the Dollar Equivalent of the amount specified therein, and (C) the utilization of the LIBOR Rate component in determining the Alternate Base Rate shall be suspended.

(b)       If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the Term Rate or the Daily Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan in the affected currency or currencies, to continue

41

Term Rate Loans in the affected currency or currencies, or, in the case of Term Rate Loans denominated in US Dollars, to convert ABR Loans to Term Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and such Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Rate Loans of such Lender that are denominated in US Dollars to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Rate Loans or, if applicable, prepay such Daily Rate Loans immediately and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

If, in connection with any Borrowing Subsidiary organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia, the Administrative Agent or any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender to (1) perform any of its obligations hereunder or under any other Loan Document with respect to such Borrowing Subsidiary, (2) fund or maintain its participation in any Loan to such Borrowing Subsidiary or (3) issue, make, maintain, fund or charge interest or fees with respect to any Loan to such Borrowing Subsidiary, such Person shall promptly notify the Administrative Agent. Thereafter, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Loan shall be suspended, and to the extent required by applicable law, cancelled. Upon receipt of such notice, the Borrowers shall (x) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law), and (y) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

Section 2.14.     Increased Costs.

(a)       If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement contemplated by Section 2.14(e));

42

(ii)       impose on any Lender or any applicable interbank market any other condition (other than with respect to Taxes) affecting this Agreement or Term Rate Loans or Daily Rate Loans made by any Lender; or

(iii)       subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, upon request of such Lender, the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)       If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)       Each Lender shall determine the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and an explanation in reasonable detail of the method by which such amount shall have been determined, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof. Notwithstanding the foregoing, no Lender shall be entitled to seek compensation for additional amounts or costs pursuant to this Section unless it is the general policy of such Lender at such time to seek compensation under similar circumstances from other similarly situated borrowers with credit agreements containing yield protection provisions that provide for such compensation.

(d)       Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the applicable Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

43

(e)       The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Term Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Company shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender together with an explanation in reasonable detail of the method by which such additional interest or costs shall have been determined. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

Section 2.15.     Break Funding Payments. In the event of (a) the payment of any principal of any Term Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (b) the conversion of any Term Rate Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked under Section 2.06(c)) or (d) the assignment or deemed assignment of any Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

Section 2.16.     Taxes.

(a)       Any and all payments by or on account of any Borrower in respect of any Obligation hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction of any Tax from any such payment, then the withholding agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If any applicable withholding agent shall be required to deduct any Indemnified

44

Taxes from such payments, then the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made.

(b)       In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       The Borrowers shall indemnify the Administrative Agent and each Lender, within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender, or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)       As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)       Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the relevant Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the relevant Borrower to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(g) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within fifteen (15) Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)       (i)       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the

45

Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)      Without limiting the generality of the foregoing,

(A)       any Lender that is a US Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       executed originals of IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS

46

Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)       Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)       If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such

47

indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.17.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)       Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, at or prior to 2:00 p.m., New York City time (or, in the case of any payment with respect to the principal and interest on Loans denominated in an Alternative Currency, not later than the Local Time specified by the Administrative Agent)), on the date when due, in immediately available funds, without any defense, set–off, recoupment, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified by it for the account of the Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company; provided, that, payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Borrowers will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and no Borrower will be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly, in accordance with customary banking practices, following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. Except as otherwise provided in this Agreement, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder, including of principal or interest in respect of any Loan, shall, except as otherwise expressly provided herein, be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

48

(b)       If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their respective Loans; provided, that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set–off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. Any purchaser of a participation under this paragraph shall have the benefit of Sections 2.14, 2.15 and 2.16 with respect to the participation purchased, but shall not be deemed by virtue of such purchase to have extended any Commitment that it had not extended prior to such purchase.

(c)       Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest effort) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) the applicable Borrower has not in fact made such payment, (ii) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed) or (iii) the Administrative Agent for any reason otherwise erroneously made such payment then, each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (ii) the rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in any Alternative Currency). A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)       If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged

49

or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to this Agreement (including pursuant to Sections 2.04(b), 2.17(c) and 10.03(c)), in each case in such order as shall be determined by the Administrative Agent in its discretion.

Section 2.18.     Mitigation Obligations; Replacement of Lenders.

(a)       If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall consult with the Company regarding any actions that could be taken to reduce amounts payable under such Sections and the costs of taking such actions and shall, at the request of the Company following such consultations, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender delivers a Notice of Objection pursuant to Section 2.19, (v) any Lender is a Declining Lender or (vi) any Lender is a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that, (A) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from the delivery of a Notice of Objection under Section 2.19, it shall not be unlawful under Federal or applicable state or foreign law for the assignee to make Loans or otherwise extend credit to or do business with the Subsidiary in respect of which such Notice of Objection was delivered, (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result (or is reasonably expected to result) in a reduction in such compensation or payments, (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Declining Lender, the assignee shall have agreed to the applicable request for the extension of the Maturity Date and (F) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the applicable Borrower to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required

50

pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

Section 2.19.     Borrowing Subsidiaries. The Company may at any time and from time to time designate any wholly-owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company; provided, that, no Subsidiary may be designated as a Borrowing Subsidiary or borrow hereunder if it shall be unlawful for such Subsidiary so to borrow or for any Lender to lend to such Subsidiary. As soon as practicable upon receipt thereof, the Administrative Agent will post a copy of such Borrowing Subsidiary Agreement to the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date five (5) Business Days after it has been posted by the Administrative Agent to the Lenders (subject to the receipt by any Lender of any information reasonably requested by it after the posting date of such Borrowing Subsidiary Agreement under the Patriot Act, other “know-your-customer” laws or the Beneficial Ownership Regulation), unless prior thereto the Administrative Agent shall have received written notice from any Lender (a) that it is unlawful under Federal or applicable state or foreign law for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (b) that such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located (a “Notice of Objection”), in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender withdraws such Notice of Objection or ceases to be a Lender hereunder pursuant to Section 2.18(b). Upon the effectiveness of a Borrowing Subsidiary Agreement as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder; provided, that, such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further Borrowings under this Agreement.

Section 2.20.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)       commitment fees shall cease to accrue on the unused amount of the Commitment of such Defaulting Lender pursuant to Section 2.11;

(b)       the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that, any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 10.02, require the consent of such Defaulting Lender in accordance with the terms hereof; and

(c)       any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting

51

Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents or directed by a court of competent jurisdiction; provided, that, (i) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent and the Company shall agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall fund its Loans to each Borrower or purchase at par Revolving Exposures of the other Lenders, in each case as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Exposures ratably in accordance with its applicable Commitment. Such Lender shall cease to be a Defaulting Lender upon remedying all matters to the satisfaction of the Administrative Agent and the Company that caused such Lender to be a Defaulting Lender, including the funding of any Revolving Exposure necessary in order for such Lender to hold such Revolving Exposures ratably in accordance with its applicable Commitment.

Section 2.21.     Benchmark Replacement for US Dollar-Denominated Loans. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document:

(a)       (i)          On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month US Dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of US Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023, and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

52

(ii)          (A)       Upon (1) the occurrence of a Benchmark Transition Event, or (2) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of “Benchmark Replacement” are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided, that, solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(B)       On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(b)       At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.

(c)       In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)       The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding

53

absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.21.

(e)       At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including LIBOR, EURIBOR or Term SOFR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings, and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)       Notwithstanding anything to the contrary set forth in this Section 2.21, the provisions of this Section 2.21 shall only apply with respect to the then-current Benchmark applicable to Loans denominated in US Dollars.

Section 2.22.     Benchmark Replacement for Alternative Currency Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that (or any of the following events or circumstances have occurred with respect to any Successor Rate then in effect): (a) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency; or (c) syndicated loans currently being executed and agented in the United States are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency; then the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Rate for an Alternative Currency in accordance with this Section 2.22 with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise

54

reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

ARTICLE III

Representations and Warranties

Each of the Company and each Borrowing Subsidiary represents and warrants to the Lenders that:

Section 3.01.     Organization; Powers. The Company and each of the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02.     Authorization; Enforceability. The Transactions are within the Company’s and each other Borrower’s powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each other Borrower and constitutes a legal, valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as may be required under applicable securities laws and regulations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any other Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

Section 3.04.     Financial Condition; No Material Adverse Change.

(a)       The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows (i) as of and for its fiscal year ended June 30, 2020, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (ii) as of and for its fiscal quarter ended March 31, 2021, certified by a Financial Officer of the Company. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows

55

of the Company and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)       Since June 30, 2020, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

Section 3.05.     Properties.

(a)       The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)       Each of the Company and the Subsidiaries owns or is licensed to use all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06.     Litigation and Environmental Matters.

(a)       There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company and the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve this Agreement or (iii) that involve the Transactions.

(b)       Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company and the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07.     Compliance with Laws and Agreements. The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08.     Federal Reserve Regulations.

(a)       Neither the Company nor any Subsidiary is engaged principally, or as a substantial part of its activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (within the meaning of Regulation U of the Board).

56

(b)       No part of the proceeds of any Loan has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that has resulted or will result in a violation of Regulation T, U or X of the Board.

Section 3.09.     Investment Company Status. Neither the Company nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10.     Taxes. The Company and the Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11.     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$75,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans in the aggregate (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$75,000,000 the fair market value of the assets of all such Plans. As of the Closing Date, no Borrower is, nor will any Borrower be, using its own “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more of its Benefit Plans in connection with the Loans or the Commitments.

Section 3.12.     Disclosure. None of the reports, financial statements, certificates or other information (excluding any projections or forward-looking information and information of a general economic or industry nature) furnished by or on behalf of the Company to the Arrangers, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder, taken as a whole and including any supplements thereto, contained or will contain, at the time furnished, any material misstatement of fact or omitted or will omit, at the time furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All projections and other forward-looking information contained in the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Arrangers, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder have been or will be prepared by the Company in good faith based upon assumptions that were reasonable at the time made and at the time such projections and other information were or will be furnished (it being understood that such projections are not to be viewed as fact and that actual results may vary therefrom and that such variations may be material and the Company does not make any representation that such projections will be realized). As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.13.     Solvency. Immediately after the consummation of the Transactions on the Closing Date, (a) the fair value of the assets of the Company and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Company and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c)

57

the Company and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Company and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 3.14.     Anti-Corruption Laws and Sanction Laws. The Company has implemented and will maintain and enforce policies and procedures that are in the Company’s judgment appropriate to ensure compliance by the Company, its Subsidiaries, and their directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanction Laws, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanction Laws in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of the proceeds of any Loan or other transaction contemplated by this Agreement will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanction Laws.

Section 3.15.     Affected Financial Institutions. No Borrower is an Affected Financial Institution.

ARTICLE IV

Conditions

Section 4.01.     Closing Date. This Agreement shall not become effective until, and the obligations of the Lenders to make Loans hereunder shall not become effective until, in each case, the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 10.02):

(a)       (i) The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) each Lender requesting a promissory note shall have received an executed copy of such promissory note.

(b)       The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower party to this Agreement on the Closing Date, the authorization of the Transactions and any other legal matters relating to each such Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)       Each Lender shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent or such Lender, and (ii) with respect to each Borrower party to this Agreement on the Closing Date, to the extent such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower to the extent requested by such Lender.

58

(d)       The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, and, with respect to any Borrowing Subsidiary party to this Agreement on the Closing Date, such local counsel for any such Borrowing Subsidiary as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent. Each Borrower hereby requests such counsel to deliver such opinions.

(e)       The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 after giving effect to the Transactions to occur on the Closing Date.

(f)       All Indebtedness under the Existing Credit Agreement shall be repaid in full and any commitments, guarantees or security interests relating thereto shall be terminated, in each case on or prior to the Closing Date.

(g)       The Administrative Agent (for itself or for the benefit of the Lenders) and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date pursuant to this Agreement or any engagement letter or fee letter entered into by the Company in connection herewith and not theretofore paid, including, to the extent invoiced not later than the second Business Day prior to the Closing Date (or such later date as the Company may agree), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company in connection with this Agreement and the Transactions.

The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02.     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including any Borrowing made on the Closing Date) is subject to the satisfaction of the following conditions:

(a)       The representations and warranties of each Borrower set forth in this Agreement (other than, with respect to any Borrowing occurring after the Closing Date, the representations set forth in Sections 3.04(b) and 3.06(a)) shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, as of such earlier date, and, except that for purposes of this Section 4.02(a), the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements delivered pursuant to Section 5.01(a) or (b).

(b)       At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company and each Borrowing Subsidiary on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

59

Section 4.03.     Credit Extensions to Borrowing Subsidiaries. The obligations of the Lenders to make the initial Loans to each Borrowing Subsidiary shall be subject to the satisfaction of the following additional conditions:

(a)       The Administrative Agent (or its counsel) shall have received a Borrowing Subsidiary Agreement of such Borrowing Subsidiary duly executed by all parties thereto.

(b)       The Administrative Agent shall have received such documents, legal opinions and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)       Each Lender shall have received and be satisfied with all documentation and other information with respect to such Borrowing Subsidiary requested by such Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Company and each other Borrower covenants and agrees with the Lenders that:

Section 5.01.     Financial Statements and Other Information. The Company will furnish to the Administrative Agent:

(a)       within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent registered public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than solely as a result of an upcoming maturity date with respect to the Obligations, in each case to occur within 12 months from the time such report and opinion are delivered)) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)       within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

60

(c)       concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06 and 6.07;

(d)       promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of the Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company or any Subsidiary to its shareholders generally, as the case may be (other than (i) registration statements on Form S-8, (ii) filings under Sections 16(a) or 13(d) of the Exchange Act and (iii) routine filings related to employee benefit plans);

(e)       promptly, but not later than five (5) Business Days after the publication of any change by Moody’s, S&P or Fitch in its Rating, notice of such change; and

(f)       promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of the Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clauses (a), (b) and (d) of this Section shall be deemed to have been delivered on the date on which the Company posts such information on the Company’s website on the Internet at cdkglobal.com or when such information is posted on the SEC’s website at www.sec.gov. Notices required to be delivered pursuant to clause (e) of this Section shall be deemed to have been delivered on the date on which the Company posts such information on the Internet at the website cdkglobal.com or when the publication is first made available by means of Moody’s, S&P’s or Fitch (as the case may be) Internet subscription service. The Administrative Agent shall promptly make available to each Lender a copy of the certificate to be delivered pursuant to clause (c) of this Section by posting such certificate on the Platform or by other similar means.

The Borrowers hereby acknowledge that (i) the Administrative Agent and/or any Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of any Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent such Borrower Materials constitute Information (as defined in Section 10.12(a)), they shall be treated as set forth in Section 10.12); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

61

Section 5.02.     Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice (in any case within five (5) Business Days) of the following:

(a)       the occurrence of any Default;

(b)       the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)       the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)       any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.     Existence; Conduct of Business. The Company will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided, that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

Section 5.04.     Taxes. The Company will, and will cause each Subsidiary to, pay its Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.     Business and Properties. The Company will, and will cause each Material Subsidiary to, at all times, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06.     Books and Records; Inspection Rights. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, or by any Lender through the Administrative Agent, at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Company is present, independent accountants.

Section 5.07.     Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, the

62

Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanction Laws.

Section 5.08.     Use of Proceeds.

(a)       The Borrowers will use the proceeds of the Loans made hereunder for general corporate purposes. The Company will ensure that at the time each Loan is made and after giving effect to the use of the proceeds thereof, no more than 25% of the value of the assets of either the Company or the Company and the Subsidiaries taken as a whole subject to the restrictions of Section 6.01 or Section 6.04, shall be represented by Margin Stock (within the meaning of Regulation U of the Board).

(b)       Notwithstanding the foregoing, no Borrower will request any Loans and no part of the proceeds of any Loan will be used, whether directly or indirectly, by the Company, any Subsidiary or any of their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanction Laws applicable to any party hereto.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Company and each other Borrower covenants and agrees with the Lenders that:

Section 6.01.     Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except:

(a)       Permitted Encumbrances;

(b)       any Lien on any property or asset of the Company or any Subsidiary existing on the Closing Date and set forth in Schedule 6.01; provided, that, (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such extensions, renewals or replacements;

(c)       any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof plus the aggregate amount of fees, underwriting

63

discounts, premiums and other costs and expenses incurred in connection with such extensions, renewals or replacements;

(d)       Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided, that, (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(e)       Liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Company and the Subsidiaries; and

(f)       Liens in connection with any Permitted Securitization Financing; provided, that, (i) such Liens extend only to the assets subject thereto and Equity Interests of Special Purpose Securitization Subsidiaries, and (ii) such Permitted Securitization Financing is permitted pursuant to Section 6.02(k);

(g)       (i) Liens solely on Receivables Assets securing Indebtedness permitted pursuant to Section 6.02(l); provided, that, such Liens extend only to the assets securing such Indebtedness; and (ii) Liens solely on Receivables Assets securing Indebtedness incurred by the Company in connection with (x) a sale or factoring of Receivables Assets or (y) a loan or line of credit secured solely by Receivables Assets; provided, that, (A) such Liens extend only to the assets securing such Indebtedness, and (B) the sum of (1) the aggregate outstanding balance of accounts receivable sold by the Company and/or subject to a loan or line of credit in all transactions permitted pursuant to this Section 6.01(g)(ii), plus (2) the aggregate outstanding balance of accounts receivable sold by the Company and the Subsidiaries and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.02(l), plus (3) the aggregate outstanding balance of accounts receivable sold by the Company and the Subsidiaries in connection with Permitted Securitization Financings permitted pursuant to Section 6.02(k), shall not at any time exceed the greater of (x) US$150,000,000 during the term of this Agreement, and (y) 35% of the aggregate outstanding balance of accounts receivable of the Company and the Subsidiaries at such time; and

(h)       other Liens not expressly permitted by clauses (a) through (g) above; provided, that, the sum of (i) the aggregate principal amount of the outstanding obligations secured by Liens permitted under this clause (h), plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 6.02(m), plus (iii) the aggregate outstanding amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of US$125,000,000 and 15% of Consolidated Net Tangible Assets.

Section 6.02.     Subsidiary Indebtedness. The Company will not permit any Subsidiary to incur any Indebtedness or to issue any preferred stock or other preferred Equity Interests except:

(a)       Indebtedness, preferred stock or other preferred Equity Interests existing on the Closing Date and set forth on Schedule 6.02, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such extension, renewal or replacement;

64

(b)       Indebtedness of any Subsidiary owing to the Company or any other Subsidiary; provided, that, no such Indebtedness shall have been assigned to, or subjected to any Lien in favor of, a Person other than the Company or a Subsidiary;

(c)       Indebtedness, preferred stock or preferred Equity Interests of any Person existing at the time it becomes a Subsidiary and any Refinancing Indebtedness in respect of any such Indebtedness; provided, that, such Indebtedness, preferred stock or preferred Equity Interests shall not have been incurred or issued, as applicable, in contemplation of or in connection with such Person becoming a Subsidiary;

(d)       Indebtedness of any Subsidiary (i) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided, that, such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; or (ii) assumed in connection with the acquisition of any fixed or capital assets; and, in each case, Refinancing Indebtedness in respect of any of the foregoing;

(e)       Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary; provided, that, (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) no Subsidiary (other than such Person or any special purpose merger Subsidiary with which such Person is merged or consolidated) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing;

(f)       Guarantees by any Subsidiary of Indebtedness of the Company or any other Subsidiary; provided, that, (i) the Indebtedness of any other Subsidiary so guaranteed is permitted under this Section and (ii) any Subsidiary that shall guarantee Indebtedness of any Borrower shall also have guaranteed the Obligations under an agreement satisfactory in form and substance to the Administrative Agent;

(g)       Indebtedness incurred in connection with Hedging Agreements entered into for non-speculative purposes;

(h)       Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, in each case incurred in the ordinary course of business;

(i)       Indebtedness in respect of workers’ compensation claims and bid, performance or surety bonds, and Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary in the ordinary course of business supporting such obligations;

(j)       Indebtedness arising in connection with the endorsement of instruments for collection or deposit in the ordinary course;

65

(k)       Indebtedness arising in connection with Permitted Securitization Financings; provided, that, the sum of (x) the aggregate outstanding balance of accounts receivable sold by the Company and the Subsidiaries in connection with Permitted Securitization Financings permitted pursuant to this Section 6.02(k), plus (y) the aggregate outstanding balance of accounts receivable sold by the Company and the Subsidiaries and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.02(l), plus (z) the aggregate outstanding balance of accounts receivable sold by the Company and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.01(g)(ii), shall not at any time exceed the greater of (i) US$150,000,000 during the term of this Agreement, and (ii) 35% of the aggregate outstanding balance of accounts receivable of the Company and the Subsidiaries at such time; and

(l)       Indebtedness arising in connection with (i) a sale or factoring of Receivables Assets or (ii) a loan or line of credit secured solely by Receivables Assets; provided, that, the sum of (x) the aggregate outstanding balance of accounts receivable sold by the Company and the Subsidiaries and/or subject to a loan or line of credit in all transactions permitted pursuant to this Section 6.02(l), plus (y) the aggregate outstanding balance of accounts receivable sold by the Company and the Subsidiaries in connection with Permitted Securitization Financings permitted pursuant to Section 6.02(k), plus (z) the aggregate outstanding balance of accounts receivable sold by the Company and/or subject to a loan or line of credit in all transactions permitted pursuant to Section 6.01(g)(ii), shall not at any time exceed the greater of (A) US$150,000,000 during the term of this Agreement, and (B) 35% of the aggregate outstanding balance of accounts receivable of the Company and the Subsidiaries at such time;

(m)       other Indebtedness not expressly permitted by clauses (a) through (l) above; provided, that, the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(h), plus (ii) the aggregate outstanding principal amount of Indebtedness permitted under this clause (m), plus (iii) the aggregate outstanding amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by Section 6.03(b) shall not at any time exceed the greater of US$125,000,000 and 15% of Consolidated Net Tangible Assets; and

(n)       Indebtedness of Borrowing Subsidiaries under this Agreement.

Section 6.03.     Sale and Leaseback Transactions. The Company will not, and will not permit any of the Subsidiaries to, enter into or be a party to any Sale and Leaseback Transaction except:

(a)       Sale and Leaseback Transactions to which the Company or any Subsidiary is a party as of the Closing Date that are set forth on Schedule 6.03; and

(b)       other Sale and Leaseback Transactions not expressly permitted by clause (a) above; provided, that, the sum of (i) the aggregate principal amount of outstanding obligations secured by Liens permitted under Section 6.01(h), plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries permitted by Section 6.02(m), plus (iii) the aggregate outstanding amount of Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (b) shall not at any time exceed the greater of US$125,000,000 and 15% of Consolidated Net Tangible Assets.

Section 6.04.     Fundamental Changes.

(a)       No Borrower will (i) merge into or consolidate with any other Person, (ii) permit any other Person to merge into or consolidate with it or (iii) liquidate or dissolve, except that, if at

66

the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (A) any Borrower may merge or consolidate with any Subsidiary or other Person (or permit any such Person to merge or consolidate with it) if a Borrower is the surviving Person; provided, that, if any such merger or consolidation involves the Company, the Company shall be the surviving Person and (B) any Borrower (other than the Company) may liquidate or dissolve into the Company or another Borrower.

(b)       The Company will not, and will not permit its Subsidiaries to, sell, transfer, lease or otherwise dispose of, directly or through any merger or consolidation and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all the assets of the Company and the Subsidiaries (whether now owned or hereafter acquired), taken as a whole.

(c)       The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Closing Date and businesses reasonably related, ancillary or complementary thereto or constituting a reasonable extension thereof (including, for the avoidance of doubt, in the case of any Special Purpose Securitization Subsidiary, Permitted Securitization Financings).

Section 6.05.     Restrictive Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement that restricts the ability of any Subsidiary to pay dividends or other distributions to the Company or other Subsidiaries or to make or repay loans or advances to the Company or other Subsidiaries; provided, that, the foregoing shall not apply to (a) restrictions imposed by law or by this Agreement; (b) restrictions imposed by the Senior Notes Indentures; (c) restrictions existing on the Closing Date identified on Schedule 6.05 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition); (d) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions imposed by its organizational documents or any related joint venture or similar agreement; provided, that, such restrictions and conditions apply only to such Subsidiary; (e) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and permitted by Section 6.02(e) (but shall apply to any amendment or modification expanding the scope of any such restriction); provided, that, such restrictions and conditions apply only to such Subsidiary; (f) customary restrictions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale to the extent that such restrictions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder; or (g) restrictions contained in any Permitted Securitization Documents with respect to any Special Purpose Securitization Subsidiary.

Section 6.06.     Leverage Ratio. The Company will not permit the Leverage Ratio, as of the end of any period of four consecutive fiscal quarters of the Company, to be greater than 3.75 to 1.00; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four consecutive fiscal quarters of the Company immediately following such Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition was consummated) (such period of increase, the “Leverage Increase Period”), the ratio set forth above shall be increased to 4.25 to 1.00; provided, further, that, (x) for at least two (2) consecutive fiscal quarters of the Company immediately following each Leverage Increase Period, the Leverage Ratio as of the end of each such fiscal quarter shall not be greater than 3.75 to 1.00, (y) there shall be no more than two (2) Leverage Increase Periods during the term of this Agreement and (z) each Leverage Increase Period shall only apply with respect to the calculation of the financial maintenance covenant set forth in this Section 6.06 and not for any other purpose.

Section 6.07.     Ratio of Consolidated EBITDA to Consolidated Interest Expense. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, for any period of four consecutive fiscal quarters of the Company, to be less than 3.00 to 1.00.

67

ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur:

(a)       the Company or any other Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)       the Company or any other Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)       any representation or warranty made or deemed made by or on behalf of the Company or any other Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed made;

(d)       the Company or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Company’s or any other Borrower’s existence) or Section 5.08 or in Article VI;

(e)       the Company or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or any Lender to the Company;

(f)       the Company or any Subsidiary shall default in the payment (whether of principal or interest and regardless of amount) of any Material Indebtedness when due and payable after giving effect to any applicable grace periods;

(g)       any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that, this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

68

(i)       the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)       the Company or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(k)        one or more judgments for the payment of money in an aggregate amount in excess of US$50,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged and not vacated or paid in full for a period of 45 consecutive days during which execution shall not be effectively stayed (which stay shall include the posting of a bond pending appeal that has the effect of staying execution of such judgment), or any action shall be legally taken by a judgment creditor to attach or levy upon assets of the Company or any Subsidiary to enforce any such judgment;

(l)       an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(m)       a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal or other amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

After the exercise of remedies provided for in this Article (or after the Loans have automatically become immediately due and payable as set forth in this Article), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: (A) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18) payable to the Administrative Agent in its capacity as such; (B) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the

69

respective Lenders and amounts payable under Sections 2.14, 2.15, 2.16 and 2.18), ratably among them in proportion to the respective amounts described in this clause (B) payable to them; (C) third, to payment of that portion of the Obligations constituting interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (C) held by them; (D) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (D) held by them; and (E) last, the balance, if any, after all of the Obligations owing have been indefeasibly paid in full, to the Company or as otherwise required by any law.

ARTICLE VIII

The Administrative Agent

In order to expedite the transactions contemplated by this Agreement, Bank of America is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and by the Borrowers with respect to clause (c) below, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Default or Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.

With respect to the Loans made by it hereunder, the Person serving as the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrowers or any of their Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing: (a) the Administrative Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided, that, the Administrative Agent shall not be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, or be liable for the failure to disclose, any information relating to any of the Borrowers or any of their Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or

70

in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to it by the Company (in which case the Administrative Agent shall give written notice to each Lender), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the conditions set forth herein, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld and except during the continuance of an Event of Default hereunder, when no consent shall be required), to appoint a successor. In addition, if the Administrative Agent is a Defaulting Lender due to it having had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, the Required Lenders shall have the right, by notice in writing to the Company and the Administrative Agent, to remove the Administrative Agent in its capacity as such and, with the consent of the Company (not to be unreasonably withheld and except during the continuance of an Event of Default, when no consent shall be required), to appoint a successor. If no successor to a retiring Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (for purposes of this paragraph, the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided, that, whether or not a successor shall have been appointed, the retiring Administrative Agent’s resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent and

71

such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on the amount of its Loans and available Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Company or any other Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Company or any other Borrower; provided, that, no Lender shall be liable to the Administrative Agent or any such other indemnified Person for any portion of such liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined to have resulted from the gross negligence or willful misconduct of the Administrative Agent, any of its Related Parties or any of their respective directors, officers, employees or agents.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

None of the Lenders identified on the facing page or signature pages of this Agreement or elsewhere herein as a “lead arranger”, “bookrunner” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such

72

proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid by the Borrowers in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent) against the Borrowers allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. In addition, unless either (1) clause (i) in the immediately preceding sentence is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding sentence, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of

73

any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender, in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at (a) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (b) the rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in any Alternative Currency). Each Lender irrevocably waives any and all defense, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of such other Borrowers. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim,

74

recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or such Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent or such Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Administrative Agent and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

ARTICLE X

Miscellaneous

Section 10.01.     Notices.

(a)       Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)       if to the Company or any other Borrower, c/o the Company at 1950 Hassell Road, Hoffman Estates, IL 60169, Attention of General Counsel (Fax No. 847-839-2604), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention of Monica K. Thurmond (Fax No. 212-492-0055);

(ii)       if to the Administrative Agent, as follows: (A) if such notice relates to financial/loan activity (including billing, payments and interest rate elections) to Bank of

75

America, Building C, TX2-984-03-23, 2380 Performance Drive, Richardson, TX 75082, Attention: Arlene Minor (Telephone: 469-201-8837; Facsimile: 214-290-9412; Email: Arlene.l.minor@bofa.com), and (B) if such notice relates to any other notices (including financial statements, compliance certificates, amendments, consents, voting, etc.), to Bank of America, 900 W. Trade St., 6th Floor, NC1-026-06-03, Charlotte, NC 28255, Attention: Melissa Mullis (Telephone: 980-386-9372; Facsimile: 704-409-0617; Email: Melissa.mullis@bofa.com); and

(iii)       if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

(b)       Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures and may be limited to particular notices or communications.

(c)       Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto, or in the case of a Lender, to the Administrative Agent and the Company. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)       THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of such Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet; provided, that, the foregoing shall not apply to the extent such losses, claims, damages, liabilities or expenses result from the gross negligence, bad faith or willful misconduct of the Administrative Agent or any of its Related Parties.

Section 10.02.     Waivers; Amendments.

(a)       No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative

76

Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)       None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders and acknowledged by the Administrative Agent or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the parties thereto, in each case with the consent of the Required Lenders; provided, that, no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.12(d)), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender affected thereby (provided, that, nothing shall limit the right of each Borrower to extend the Maturity Date pursuant to Section 2.07(d)), (iv) change Section 2.17(b), Section 2.17(c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (it being understood that the addition of additional commitments under this Agreement pursuant to Section 2.07 shall not be deemed to alter such pro rata sharing of payments for purposes of this clause (iv)), (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that the addition of additional commitments under this Agreement pursuant to Section 2.07 shall not be deemed to be a change to the provisions of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder for purposes of this clause (v)), (vi) release the Company’s Guarantee hereunder without the written consent of each Lender, (vii) subordinate the Obligations of the Company or any other Borrower to any other Indebtedness without the consent of each affected Lender, or (viii) except as contemplated by clause (C) of the immediately following sentence, amend the definition of “Alternative Currency” or Section 1.06 without the consent of each Lender; provided, further, that, no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding anything else in this Section to the contrary, (A) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders, (B) no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of (1) any Defaulting Lender, except with respect to any waiver, amendment or modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification or

77

(2) any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such waiver, amendment or other modification, (C) this Agreement may be amended to amend the definition of “Alternative Currency” and make such other changes as are contemplated by Section 1.06 in connection with the approval of any additional currency pursuant to Section 1.06 with the consent of the Company and the Administrative Agent, (D) in order to implement additional commitments in accordance with Section 2.07, this Agreement may be amended for such purpose solely to the extent necessary to implement additional commitments in accordance with Section 2.07 with the consent of the Company, the Administrative Agent and each Increasing Lender providing an additional commitment, (E) this Agreement may be amended by the Company and the Administrative Agent to add such provisions as are deemed necessary, in the sole discretion of the Administrative Agent, to facilitate the addition of any Borrowing Subsidiary designated pursuant to Section 2.19, and (F) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least three Business Days prior written notice thereof and the Administrative Agent shall not have received, within three Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders, stating that the Required Lenders object to such amendment. Any amendment, waiver or modification effected in accordance with this Section will be binding on each Borrowing Subsidiary whether or not such Borrowing Subsidiary shall have consented thereto.

Section 10.03.     Expenses; Indemnity; Damage Waiver.

(a)       The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and the Arrangers, taken as a whole, in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, incurred during any workout, restructuring or negotiations in respect of the Loans or in connection with the enforcement or protection of its rights under any Loan Document, including its rights under this Section or in connection with the Loans made hereunder.

(b)       The Company shall indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Lender and each Related Party of any of the foregoing Persons (each of the foregoing being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, liabilities and out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee (whether by a third party or by any Borrower or any of its Affiliates, and whether based on contract, tort or any other theory) arising out of, in connection with, or as a result of (i) the arrangement and syndication of the credit facilities provided for herein, (ii) the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or the use of the proceeds therefrom, (iv) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any of the

78

Subsidiaries in connection therewith or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have (A) been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) resulted from a claim brought by a Borrower against an Indemnitee or any of its Related Parties for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction to the effect that such a material breach in bad faith has occurred or (C) arisen from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Company or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, action, suit, inquiry, litigation, investigation or proceeding against the Administrative Agent or an Arranger in its capacity as such).

(c)       To the extent that the Company fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent or against any Related Party acting for the Administrative Agent (or any sub-agent) in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time (or most recently) in effect.

(d)       To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions contemplated hereby or thereby, other than for damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction.

(e)       All amounts due under this Section shall be payable within fifteen (15) Business Days after receipt by the Company of a reasonably detailed invoice therefor.

Section 10.04.     Successors and Assigns.

(a)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Company nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed

79

or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in this Section), the Arrangers, the Syndication Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to an Eligible Assignee with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(i)       the Company; provided, that, no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender or a Related Fund, or, if an Event of Default has occurred and is continuing, to any other assignee; provided, further, that, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(ii)       the Administrative Agent; provided, that, no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender or an Affiliate of a Lender.

(c)       Assignments shall be subject to the following additional conditions:

(i)       except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided, that, no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(ii)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii)       unless waived by the Administrative Agent in its sole discretion, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500; and

(iv)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(d)       Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment

80

and Assumption, and except as provided by Section 2.16(g), be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section. In connection with any assignment by a Lender to an Affiliate of such Lender, unless such Lender is legally required to make such assignment, the Borrowers shall not be responsible under Section 2.14 or Section 2.16 for any increased costs in effect at the time of and resulting from such assignment, but shall be responsible for any such increased costs that would have been incurred by the assigning Lender absent such assignment.

(e)       The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)       Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section (unless otherwise waived by the Administrative Agent) and any consent to such assignment required by paragraph (b) or (c) of this Section, the Administrative Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g)       Any Lender may, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to one or more banks or other entities (other than (x) any individual (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit, of any individual), or (y) the Company or any Affiliate of the Company) (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (h) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, and 2.16 to the same extent as if it were a Lender and had acquired

81

its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.17(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person other than a Governmental Authority except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)       A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 2.16(f) as though it were a Lender.

(i)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any foreign central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05.     Survival. All covenants, agreements, representations and warranties made by the Borrowers herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Syndication Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 10.03, clause (b) of Section 10.18 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions or the other transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 10.06.     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an

82

original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent, the Lenders or the Arrangers, and any provisions in any engagement or commitment letter executed and delivered by the Company in connection with the transactions contemplated hereby that by the express terms of such engagement or commitment letter survive the execution or effectiveness of this Agreement, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08.     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent after any such set-off and application made by such Lender; provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09.     Governing Law; Jurisdiction; Consent to Service of Process.

(a)       This Agreement and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be construed in accordance with and governed by the law of the State of New York.

(b)       Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

83

(c)       Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document or the Transactions in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

Section 10.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12.     Confidentiality; Non-Public Information.

(a)       The Administrative Agent and each Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority) having jurisdiction over such Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent or the Lenders against the Borrowers under this Agreement or any other Loan Document, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or any credit insurance provider relating to the Borrowers and their obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware or (B) becomes available to the Administrative

84

Agent or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)       Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Company and its Related Parties or the Company’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

(c)       All information, including requests for waivers and amendments, furnished by the Company, the Subsidiaries or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Company, the Subsidiaries and their Related Parties or the Company’s securities. Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 10.13.     Conversion of Currencies.

(a)       If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)       The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 10.14.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are

85

treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15.     Patriot Act. Each Lender and the Administrative Agent hereby notifies each Borrower that pursuant to the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender and the Administrative Agent to identify such Borrower in accordance with the Patriot Act. Each Borrower agrees to provide to each Lender and the Administrative Agent, upon request, with all documentation and other information reasonably requested by such Lender or the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 10.16.     No Fiduciary Relationship. Each Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, each Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Borrower, on behalf of itself, the Subsidiaries and its and their respective Affiliates, waives and releases, to the fullest extent permitted by law, any claims that such Borrower, the Subsidiaries or such Affiliates may have against the Administrative Agent, any Person identified on the facing page or signature pages of this Agreement or elsewhere herein as a “syndication agent”, any Lender or any Affiliate of any of the foregoing in respect of any breach or alleged breach of agency or fiduciary duty.

Section 10.17.     Electronic Execution. This Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using an Electronic Signature. Each Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section may include use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal

86

effect, validity and enforceability as a paper record to the fullest extent permitted by applicable law. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of such Borrower without further verification, and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 10.18.     Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises any right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater (i) the Federal Funds Effective Rate from time to time in effect and (ii) an overnight rate from time to time in effect and determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 10.19.     Limitation on Liability of Borrowing Subsidiaries. It is the intent of the parties to this Agreement, and the parties hereby agree that, notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no Borrowing Subsidiary organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia shall be liable for any Obligations of the Company or any Borrowing Subsidiary organized under the laws of the United States, a state thereof or the District of Columbia.

Section 10.20.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or

87

a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.21.     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

[remainder of page intentionally blank]

88

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CDK GLOBAL, INC.

By:	/s/ Eric J. Guerin
Name: Title:	Eric Guerin Executive Vice President and Chief Financial Officer

[Signature Page to CDK Global Revolving Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Melissa Mullis
Name: Title:	Melissa Mullis Vice President

[Signature Page to CDK Global Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Arti Dighe
Name: Title:	Arti Dighe Director

[Signature Page to CDK Global Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter B. Thauer
Name: Title:	Peter B. Thauer Managing Director

[Signature Page to CDK Global Revolving Credit Agreement]

MUFG BANK, LTD., as a Lender

By:	/s/ Matthew Antioco
Name: Title:	Matthew Antioco Director

[Signature Page to CDK Global Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christine L. Wagner
Name: Title:	Christine L. Wagner Senior Vice President

[Signature Page to CDK Global Revolving Credit Agreement]

WELLS FARGO BANK, National Association, as a Lender

By:	/s/ Evan Waschitz
Name: Title:	Evan Waschitz Director

[Signature Page to CDK Global Revolving Credit Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Eve Ravelojaona
Name: Title:	Eve Ravelojaona Director

By:	/s/ Michael Kowalczuck
Name:	Michael Kowalczuck
Title:	Managing Director

[Signature Page to CDK Global Revolving Credit Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH as a Lender

By:	/s/ Doreen Barr
Name: Title:	Doreen Barr Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

[Signature Page to CDK Global Revolving Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
Name: Title:	Tracy Rahn Executive Director

[Signature Page to CDK Global Revolving Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Scott Pritchett
Name: Title:	Scott Pritchett Assistant Vice President

[Signature Page to CDK Global Revolving Credit Agreement]

TRUIST BANK, as a Lender

By:	/s/ David Miller
Name: Title:	David Miller Director

[Signature Page to CDK Global Revolving Credit Agreement]

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Deann Malcore
Name: Title:	Deann Malcore AVP

[Signature Page to CDK Global Revolving Credit Agreement]

BANK OF MONTREAL, acting via its Chicago Branch as a Lender

By:	/s/ Laura Ullman
Name: Title:	Laura Ullman Director

[Signature Page to CDK Global Revolving Credit Agreement]

Citizens Bank, N.A., as a Lender

By:	/s/ Patricia R. Gierosky
Name: Title:	Patricia R. Gierosky Vice President

[Signature Page to CDK Global Revolving Credit Agreement]

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Michael King
Name: Title:	Michael King Authorized Signatory

[Signature Page to CDK Global Revolving Credit Agreement]

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:
[and is [an Affiliate] [a Related Fund] of [identify Lender]]

3.	Company:	CDK Global, Inc.

4.	Borrowers:	CDK Global, Inc., [Borrowing Subsidiaries]

5.	Administrative Agent:	Bank of America, N.A., as administrative agent under the Credit Agreement

6.	Credit Agreement:	The Revolving Credit Agreement, dated as of May 24, 2021, among CDK Global, Inc., a Delaware corporation, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

7.	Assigned Interest:

A-1

Aggregate Amount of Commitments / Loans for all Lenders	Amount of Commitments / Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
[$]/[£]/[€]	[$]/[£]/[€]		%

Effective Date: [___], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

1 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

by
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

by
Name:
Title:

[Consented to and]2 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

by
Name:
Title:

[Consented to:

CDK GLOBAL, INC.

by
Name:
Title:][3]

2 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

A-3

Annex 1

Standard Terms and Conditions for

Assignment and Assumption

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies all of the requirements of an Eligible Assignee and any other requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04(a) thereof), as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (c) acknowledges and agrees that, as a Lender, it may receive confidential information concerning the Company and its Affiliates and agrees to use such information in accordance with Section 10.12 of the Credit Agreement; (d) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof; and (e) shall pay to the Administrative Agent an assignment fee to the extent required to be paid by the Assignee or Assignor under Section 10.04(c)(iii) of the Credit Agreement.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

A-4

3.       Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interest and as provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, the Credit Agreement and the other Loan Documents, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents to the extent of the Assigned Interest.

4.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission (including via “pdf”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page left intentionally blank.]

A-5

EXHIBIT B-1

[FORM OF] BORROWING SUBSIDIARY AGREEMENT

THIS BORROWING SUBSIDIARY AGREEMENT, dated as of [ ] (this “Agreement”), is by and among CDK GLOBAL, INC., a Delaware corporation (the “Company”), [Name of Borrowing Subsidiary], a [jurisdiction of entity] [type of entity] (the “New Borrowing Subsidiary”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Revolving Credit Agreement dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company represents that the New Borrowing Subsidiary is a Subsidiary organized under the laws of [jurisdiction of entity], and that the representations and warranties of the Company in the Credit Agreement are true and correct (a) in the case of representations and warranties qualified as to materiality, in all respects, and (b) otherwise, in all material respects, in each case on and as of the date hereof after giving effect to this Agreement, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, as of such earlier date. The Company agrees that the Guarantee of the Company contained in Article IX of the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, and the effectiveness thereof as provided in Section 2.19 of the Credit Agreement, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement applicable to it as a Borrowing Subsidiary thereunder.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow.]

B-1-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

CDK GLOBAL, INC.

by
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

by
Name:
Title:

Accepted and agreed:

BANK OF AMERICA, N.A., as Administrative Agent

by
Name:
Title:

B-1-2

EXHIBIT B-2

[FORM OF] BORROWING SUBSIDIARY TERMINATION

Bank of America, N.A.,

as Administrative Agent

Date: ___________, _____

Ladies and Gentlemen:

The undersigned, CDK Global, Inc., (the “Company”), refers to the Revolving Credit Agreement, dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The Company hereby terminates the status of [ ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by such Terminated Borrowing Subsidiary under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

CDK GLOBAL, INC.,

by
Name:
Title:

B-2-1

EXHIBIT C

[FORM OF] PROMISSORY NOTE

For value received, [NAME OF BORROWER], a [jurisdiction of entity] [type of entity] (the “Borrower”), promises to pay to [name of Lender] or its registered assigns (the “Lender”), (i) the principal amount of each Loan from time to time made by the Lender to the Borrower under the Credit Agreement (as defined below), when and as due and payable under the terms of the Credit Agreement, and (ii) interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the currencies and to the accounts specified in the Credit Agreement, in immediately available funds.

All Loans made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided, that, the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the promissory notes issued pursuant to the Revolving Credit Agreement, dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [CDK Global, Inc.,] [the Borrower,] [the Borrower and the other Borrowing Subsidiaries] [the Borrowing Subsidiaries] from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions governing the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

This note is subject to the provisions of Section 10.09(b), Section 10.09(c), Section 10.09(d) and Section 10.10 of the Credit Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this note.

This note shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, the undersigned has caused this note to be duly executed and delivered by its officer thereunto duly authorized.

[NAME OF BORROWER]

by
Name:
Title:

C-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

C-3

EXHIBIT D-1

[FORM OF] US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc. (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By
Name:
Title:

Date:	[	], 20[ ]

D-1-1

EXHIBIT D-2

[FORM OF] US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc. (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business or are effectively connected but are not includible in the undersigned’s gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [ ], 20[ ]

D-2-1

EXHIBIT D-3

[FORM OF] US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc. (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business or are effectively connected but are not includible in the partners/members’ gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [ ] , 20[ ]

D-3-1

EXHIBIT D-4

[FORM OF] US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc. (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business or are effectively connected but are not includible in the partners/members’ gross income for U.S. federal income tax purposes under an income tax treaty.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: [ ], 20[ ]

D-4-1

EXHIBIT E

[FORM OF] BORROWING REQUEST

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Revolving Credit Agreement dated as of May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc., the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent.

The undersigned Borrower hereby requests a Borrowing:

1.	On __________________________ (a Business Day).

2.	In the amount of [$]/[£]/[€]/[_][4]______________ .

3.	In the following Alternative Currency: __________.

4.	Comprised of _____________________ .
[Type of Borrowing requested]

5.	For Term Rate Borrowings: with an Interest Period of ___ months.

6.	Location and account number of account to which funds are to be disbursed:

______________________________.

The undersigned Borrower hereby represents and warrants that (i) this request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 [and 4.03]5 of the Credit Agreement have been satisfied on and as of the date of the requested Borrowing.

[signature page follows]

4 Indicate Alternative Currency if other than Sterling or Euro

5 Bracketed language to be included for initial Borrowings by any Borrowing Subsidiary.

E-1

IN WITNESS WHEREOF, the undersigned Borrower has caused this Borrowing Request to be executed by a duly authorized officer as of the date first written above.

[NAME OF BORROWER]

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF] INTEREST ELECTION REQUEST

Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Revolving Credit Agreement, dated as May 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CDK Global, Inc. (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A, as Administrative Agent.

The undersigned Borrower hereby requests a [conversion] [continuation] of:

1.	Borrowing to which this request applies: [ ]

	a.	Principal Amount: [ ]

	b.	Type: [ ]

	c.	If a Term Rate Borrowing, Interest Period: [ ] [month](s)

2.	On ________________________ (a Business Day).

3.	Resulting Borrowing[s]:[1]

	a.	Principal Amount: [ ]

	b.	Type: [ ]

	c.	For a Term Rate Borrowing, Interest Period: [ ] month(s)

[signature page follows]

6 If different options are being elected with respect to different portions of the Borrowing to which this Interest Election Request applies, provide the information required by this item 3 for each resulting Borrowing.

F-1

IN WITNESS WHEREOF, the undersigned Borrower has caused this Interest Election Request to be executed by a duly authorized officer as of the date first written above.

[NAME OF BORROWER] a [______________]

By:
Name:
Title:

F-2